Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-160583) of BioSpecifics Technologies Corp. of our reports dated March 6, 2014 relating to the consolidated financial statements of BioSpecifics Technologies Corp. and effectiveness of BioSpecifics Technologies Corp.’s internal control over financial reporting, which reports appear in the December 31, 2015 annual report on Form 10-K of BioSpecifics Technologies Corp.

/s/    Tabriztchi & Co., CPA, P.C.

Garden City, New York
March 14, 2016